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                                                                     Exhibit 5.1

                             Norma B. Carter, Esq.
                        Vlasic Foods International Inc.
                               6 Executive Campus
                       Cherry Hill, New Jersey 08002-4112


                                                   August 18, 1999



Vlasic Foods International Inc.
Vlasic Plaza
6 Executive Campus
Cherry Hill, New Jersey 08002-4112

                       Re:  Vlasic Foods International Inc.
                            Registration Statement on Form S-4


Ladies and Gentlemen:

     I am the Vice President, General Counsel and Corporate Secretary of Vlasic Foods International Inc., a New Jersey corporation (the "Company"), and have acted as the general counsel to the Company in connection with the public offering of $200,000,000 aggregate principal amount of the Company's 10 1/4% Series B Senior Subordinated Notes due 2009 (the "Exchange Notes"). The Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued and outstanding 10 1/4% Series A Senior Subordinated Notes due 2009 of the Company (the "Original Notes") under an Indenture dated as of June 29, 1999 (the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee"), as contemplated by the Exchange and Registration Rights Agreement dated as of June 29, 1999 (the "Registration Rights Agreement"), by and among the Company, Goldman, Sachs & Co., Chase Securities Inc., Lehman Brothers Inc. and J.P. Morgan & Co.

     This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

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Vlasic Foods International Inc.
August 18, 1999
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          In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission (the "Commission") on the date hereof under the Act (the "Registration Statement"), (ii) an executed copy of the Registration Rights Agreement; (iii) an executed copy of the Indenture; (iv) the Amended and Restated Certificate of Incorporation of the Company, as amended to date; (v) the Amended and Restated By-Laws of the Company, as amended to date; (vi) certain resolutions adopted by the Board of Directors of the Company relating to the Exchange Offer, the issuance of the Original Notes and the Exchange Notes, the Indenture and related matters; (vii) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; and (viii) the form of the Exchange Notes. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinion set forth herein.

          In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. As to any facts material to the opinion expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

          My opinion set forth herein is limited to the laws of the State of New Jersey and the laws of the State of New York which are normally applicable to

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Vlasic Foods International Inc.
August 18, 1999
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transactions of the type contemplated by the Exchange Offer and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). I do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non opined law on the opinion herein stated. I have relied, with your consent, as to matters of New York law on the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated the date hereof and to be filed as Exhibit 5.2 to the Registration Statement.

     Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that when the Exchange Notes (in the form examined by me) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by
(1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to me and to my opinion under the caption "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                           Very truly yours,

                                          /s/ NORMA B. CARTER

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